UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 21, 2019

Primo Water Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-34850	82-1161432
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 North Cherry Street Suite 501 Winston-Salem, NC 27101
(Address of principal executive offices)(Zip Code)

(Registrant’s telephone number, including area code):  336-331-4000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PRMW	The Nasdaq Stock Market LLC

Item 5.02            Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 1, 2019, Primo Water Corporation, a Delaware corporation (the “Company”), announced that Matthew T. Sheehan was terminated as President and Chief Executive Officer of the Company. In connection with his termination, Mr. Sheehan resigned as a member of the Company’s Board of Directors. The Company appointed its Executive Chairman, Billy D. Prim, to serve as Interim President and Chief Executive Officer, effective upon Mr. Sheehan’s termination.

In connection with Mr. Sheehan’s termination, the Company and Mr. Sheehan entered into a severance agreement and release (the “Severance Agreement”) providing for severance benefits to Mr. Sheehan that he otherwise would have been entitled to under his employment agreement in the event he were terminated without cause thereunder including, among other things, (i) a lump sum payment to Mr. Sheehan equal to his current annual salary ($464,972), (ii) a lump sum payment equal to Mr. Sheehan’s average annual bonus earned in 2017 and 2018 ($99,018), and (iii) reimbursement of expenses for the maintenance of COBRA coverage for a period of twelve months ($22,787).

Consistent with Mr. Sheehan’s employment agreement, the Severance Agreement also provides for (a) the payment of a prorated annual bonus, based on actual performance of the Company in 2019 pursuant to the Company’s 2019 annual incentive plan, as determined by the Company's Board of Directors in its discretion, and (b) the immediate vesting of any equity compensation awards granted by the Company that were otherwise scheduled to vest at the next vesting date for all awards that have an annual vesting schedule. Pursuant to the terms of the Severance Agreement, Mr. Sheehan has (x) provided the Company with a general release of claims against the Company, (y) agreed not to make disparaging or negative remarks about the Company, and (z) agreed to vote all shares of Company common stock over which he has voting control in favor of all proposals and other matters recommended by the Company’s Board of Directors at all meetings of the Company’s stockholders occurring before the first anniversary of the date of the Severance Agreement. Mr. Sheehan signed the Severance Agreement on November 21, 2019 and has seven days from the date he signed the Severance Agreement to revoke the Severance Agreement.

A copy of the Severance Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the foregoing description of the terms of the Severance Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Severance Agreement and Release dated November 21, 2019 by Matthew T. Sheehan and the Company (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Primo Water Corporation

Date: November 27, 2019	By:	/s/ David J. Mills
	Name:	David J. Mills
	Title:	Chief Financial Officer